EXHIBIT (D)(2)
                                                                  --------------

                             SUB-ADVISORY AGREEMENT
                                      WITH
                           NAVELLIER MANAGEMENT, INC.

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                                     FORM OF
                         INVESTMENT MANAGEMENT AGREEMENT

                             SUB-ADVISORY AGREEMENT

     AGREEMENT, made this 1st day of June, 1999, between the Avalon Fund of Ann Arbor, Inc. (the "Company"), Questar Capital Corporation ("Questar") and Navellier Management, Inc., (the "Sub-Advisor"), registered as an investment Advisor under the Investment Advisors Act of 1940, as amended (the "Act").

                                   BACKGROUND

     WHEREAS, the Company is registered as a diversified, open-end management investment company of the series type under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, Questar is a corporation duly organized under the laws of the State of Michigan and is registered as an investment adviser with the Securities and Exchange Commission, and

     WHEREAS, Questar presently serves as investment adviser to the company under a written agreement for such services, and

     WHEREAS, the Sub-Adviser is a corporation duly organized under the laws of the State of Michigan and is registered as an investment adviser with the Securities and Exchange Commission, and WHEREAS, Questar desires to retain the Sub-Adviser to furnish investment advisory services to the Avalon Capital Appreciation Fund (the "Fund") series of the company pursuant to the terms and conditions of this Agreement, the Sub-Adviser is willing to so furnish such services, and the Company consents to the appointment of the Sub-Adviser;

     NOW THEREFORE, in consideration of the foregoing and the agreements and covenants herein contained, the parties hereto, intending to be legally bound, agree as follows:

     1.   Appointment
          -----------

          Questar hereby appoints the Sub-Adviser, and the Company consents to the appointment, to act as Investment Advisor to the Avalon Capital Appreciation Fund (the "Fund") for the periods and on the terms set forth in this Agreement. The Sub-Adviser accepts the appointment and agrees to furnish the services herein set forth for the compensation herein provided.

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     2.   Delivery of Documents
          ---------------------

          The Company has furnished the Sub-Adviser with copies properly certified or authenticated copies of each of the following:

     a. The company's Articles of Incorporation, as filed with the State of Maryland (such Articles, as presently in effect and as from time to time amended, are herein called the "Articles");
     b. The Company's by-laws (such by-laws, as presently in effect and as they may be from time to time amended, are herein called the "by-laws")
     c. Resolutions of the Company's Board of Directors authorizing the appointment of the Sub-Adviser and approving this Agreement;
     d. The Company's Registration Statement on form N-1A promulgated under the 1940 Act and under the Securities Act of 1933, as amended (the "1933 Act"), relating to shares of beneficial interest of the Fund (herein called the "Shares") as filed with the Securities and Exchange Commission ("SEC") and all amendments thereto;
     e. The Fund's Prospectus, Statement of Additional Information (such Prospectus, together with the statement of Additional Information, as presently in effect and all amendments and supplements thereto are herein called the "Prospectus")

     The Company will furnish the Sub-Adviser from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing at the same time as such documents are required to be filed with the SEC.

     3.   Management
          ----------

          Subject to the supervision of Questar and the Company's Board of Directors, the Sub-Adviser will provide a continuous investment program for the Fund, including investment research and management with respect to all securities, investments, cash and cash equivalents in the Fund. The Sub-Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Fund. The Sub-Adviser will provide the services under this Agreement in accordance with the Fund's investment objectives, policies and restrictions as such are set forth in the prospectus from time to time. The Sub-Adviser further agrees that it:

     (a) Will conform its activities to all applicable rules and Regulations of the SEC and will, in addition, conduct its activities under this agreement in accordance with the regulations of any other Federal and State agencies which may now or in the future have jurisdiction over its activities under this Agreement.
     (b) Will place orders pursuant to its investment determinations for the Fund either directly with the respective issuers or with any broker or dealer. In placing orders with brokers or dealers, the Sub-Adviser will attempt to obtain the best net price and the most favorable execution of its orders. Consistent with this obligation, when the Sub-Adviser believes two or more brokers or dealers are comparable in price and execution, the Sub-Adviser may prefer: (i) brokers and dealers who provide the Fund with research advice and other services, or who recommend or sell Fund shares, and (ii) brokers who are affiliated with the Fund or the Sub-Adviser; provided, however, that in no instance will portfolio securities be purchased from or sold to the Sub-Adviser in principal transactions;

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     (c)  Will  provide,  at its own cost,  all  office  space,  facilities  and equipment necessary for the conduct of its advisory activities on behalf of the Fund.

     4.   Services not Exclusive
          ----------------------

          The advisory services to be furnished by the Sub-Adviser hereunder are not to be considered exclusive, and the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby; provided, however, that without the written consent of the Directors of the Company, the Sub-Adviser will not serve as an investment adviser to any other investment company having a similar investment objective to that of the Fund.

     5.   Books and Records
          -----------------

          In compliance with Rule 31a-3 promulgated under the 1940 Act, that Sub-Adviser hereby agrees that all records which it maintains for the benefit of the Fund are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 promulgated under the 1940 Act, the records required to be maintained by it pursuant to Rule 31a-1 promulgated under the 1940 Act that are not maintained by others on behalf of the Fund.

     6.   Expenses
          --------

          During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with its investment advisory services furnished to the Fund other than the costs of securities and other investments (including brokerage commissions and other transaction charges) purchased or sold for the Fund.

     7.   Compensation
          ------------

          Questar will pay the Sub-Adviser, and the Sub-Adviser will accept as full compensation for its services rendered hereunder, an investment advisory fee, computed at the end of each month and payable quarterly, according to the following schedule:

Accounts under $25,000,000-                 0.50% per annum
Next $25,000,000-                           0.45% per annum
Next $50,000,000-                           0.40% per annum
Over $100,000,000-                          0.35% per annum

The fee is computed and billed in arrears at the end of each quarter by applying one-fourth the annual rate to the aggregate market value of all assets in the portfolio at the end of the quarter. The valuation of the client's portfolio is based on the closing prices on the last day of the quarterly period. In the event of commencement of limitation of the Agreement during a quarterly period, the mount of the fee payable shall be prorated as of the date of the commencement or termination.

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     8.   Limitation of Liability
          -----------------------

          The Sub-Adviser shall not be liable for any error of judgement, mistake of law or for any other loss suffered by the Fund in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful malfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations or duties under this Agreement.

     9.   Duration and Termination
          ------------------------

          This Agreement shall become effective as of June 1, 1999 and, unless sooner terminated as provided herein, shall continue in effect for two years. Thereafter, this Agreement shall be renewable for successive periods of one year each, provided such continuance is specifically approved annually:

     (a) By the vote of a majority of those members of the Board of Directors who are not parties to the Agreement or interested persons of any such party (as that term is defined in the 1940 Act), cast in person at a meeting called for the purpose of voting on such approval; and
     (b) By vote of either the Board of Directors or a majority (as that term is defined in the 1940 Act) of the outstanding voting securities of the Fund.

          Notwithstanding the foregoing, this Agreement may be terminated by the Company, Questar or by the Sub-Adviser at any time upon sixty (60) days written notice, without payment of any penalty. Provided that termination by the Company must be authorized by vote of the Board of Directors or by vote of a majority of the outstanding voting securities of the Fund. This Agreement will automatically terminate in the event of its assignment (as that term is defined in the 1940
Act).

     10.  Amendment of this Agreement
          ---------------------------

          No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by a written instrument signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No material amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the Fund's outstanding voting securities (as defined in the 1940 Act).

     11.  Miscellaneous
          -------------

          The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby. This Agreement shall be binding on, and shall inure to the benefit of, the parties hereto and their respective successors.

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     12.  Counterparts
          ------------

          This Agreement may be executed in counterparts by the parties hereto, each of which shall constitute and original, and all of which, together, shall constitute one Agreement.

     13.  Governing Law
          -------------

          This Agreement shall be construed in accordance with, and governed by, the laws of the State of Michigan.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first written above.

Attest:                                     AVALON FUND OF ANN ARBOR, INC.


By:                                         By: /s/ Robert E. Boone
    -----------------------                     --------------------------
Title:                                               Title: President

Attest:                                     QUESTAR CAPITAL CORPORATION


By:                                         By: /s/ Robert E. Boone
    -----------------------                     --------------------------
Title:                                          Title: President

Attest:                                     NAVELLIER MANAGEMENT INC.


By:                                         By: /s/ Louis G. Navellier
    -----------------------                     --------------------------
Title:                                          Title:  President